SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                    FORM 8K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) April 8, 1999
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                   LifeStyle Furnishings International Ltd.
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          Delaware                    333-11905                56-1977928
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(State or Other Jurisdiction       (Commission File          (IRS Employer
      of Incorporation)                Number)            Identification No.)


4000 Lifestyle Court, High Point, North Carolina                     27265
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code (336)-878-7000
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                                Not Applicable
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                  (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         LifeStyle Furnishings International Ltd. (the "Registrant") issued a press release on April 8, 1999. The relevant portion of the text of that release was as follows:


FOR IMMEDIATE RELEASE                               CONTACT:  Ronald J. Hoffman
                                                                 (336) 878-7000


                      LifeStyle Furnishings International
               Announces the Completion of its Debt Tender Offer
                           and Consent Solicitation


High Point, North Carolina; April 8, 1999 - LifeStyle Furnishings International Ltd. announced today the successful completion of its previously announced debt tender offer and consent solicitation for its 10 7/8% Senior Subordinated Notes due 2006 (the "Notes"). All of the outstanding Notes were tendered to and have been accepted for payment by the Company. Merrill Lynch & Co. acted as the Dealer Manager for the tender offer. The price being paid in the tender, including the consent payment, is $1,145.22 per $1,000.00 principal amount of Notes, plus accrued interest up to but excluding the settlement date.

LifeStyle Furnishings International Ltd. is the largest manufacturer and marketer of home furnishings products in the U.S., with 1998 sales of approximately $2.0 billion. LifeStyle leadership brands include Beacon Hill(R), BenchCraft(R), Berkline(R), Drexel Heritage(R), Henredon(R), LaBarge(R), Lexington(R), Maitland-Smith(TM), Robert Allen(TM)/Ametex(TM), Sunbury(TM) and Universal(R).





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       LIFESTYLE FURNISHINGS INTERNATIONAL LTD.



                                       By: /s/ Douglas C. Barnard
                                          ---------------------------------
                                           Name:  Douglas C. Barnard
                                           Title: Vice President, General
                                                  Councel and Secretary

Date: April 8, 1999

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